  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 1998
                                                     REGISTRATION NO. 333-

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM S-1

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
                          UNITED ROAD SERVICES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                   DELAWARE
                        (STATE OR OTHER JURISDICTION OF
                        INCORPORATION OR ORGANIZATION)
                                     7549
                         (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)
                                  94-3278455
                               (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)
                               8 AUTOMATION LANE
                            ALBANY, NEW YORK 12205
                                (518) 446-0140
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               EDWARD T. SHEEHAN
                            CHIEF EXECUTIVE OFFICER
                          UNITED ROAD SERVICES, INC.
                               8 AUTOMATION LANE
                            ALBANY, NEW YORK 12205
                                (518) 446-0140
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. [X]   333-46925

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        Calculation of Registration Fee

=======================================================================================================================
                                                                                      Proposed
                                                              Proposed                Maximum
    Title of Each Class of          Amount to be          Maximum Offering           Aggregate              Amount of
  Securities to be Registered       Registered(1)        Price per Share(2)       Offering Price(2)      Registered Fee
-----------------------------------------------------------------------------------------------------------------------
   Common Stock, $0.001 par
   value per share ..........        1,265,000               $13.00                  $16,445,000             $4,851
=======================================================================================================================

(1) Includes 165,000 shares which the Underwriters have the option to purchase to cover over-allotments, if any.
(2) Based on the expected public offering price.

                                ---------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

             INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT
                       ON FORM S-1 (FILE NO. 333-46925)

        Registration Statement No. 333-46925, which was declared effective at approximately 4:00 p.m. on April 30, 1998 by the Securities and Exchange Commission, relates to $82,225,000 maximum aggregate offering price of Common Stock of United Road Services, Inc. (the "Company"). This Registration Statement registers additional shares of Common Stock for offering pursuant to Rule 462(b) of the Securities Act. The Company hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1 (File No. 333-46925), as amended (including the exhibits thereto).

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS.

            5.1 Opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, as to the validity of the issuance of the securities registered hereby.

            24.1 Consent of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation (included in Exhibit 5.1).

            24.2  Consent of KPMG Peat Marwick LLP.

            25.1 Powers of Attorney (included on signature page to the Registrant's Registration Statement on Form S-1 (File No. 333-46925) and incorporated by reference herein).

                                     SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, State of New York, on the 30th day of April, 1998.

                                    UNITED ROAD SERVICES, INC.



                                    By:  /s/ Edward T. Sheehan
                                         -------------------------
                                         Edward T. Sheehan
                                         Chairman of the Board,
                                         Chief Executive Officer
                                         and Secretary


            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                            Title                             Date
--------------------------------------------------  ---------------------------------------  ------------------------
/s/ Edward T. Sheehan                               Chairman of the Board,                   April 30, 1998
--------------------------------------------------  Chief Executive Officer,
    Edward T. Sheehan                               and Secretary (Principal Executive
                                                    Officer)
                  /s/ *                             Senior Vice President                    April 30, 1998
--------------------------------------------------  and Chief Financial Officer
    Donald J. Marr                                  (Principal Financial and Accounting
                                                    Officer)
                   /s/ *                            Director                                 April 30, 1998
--------------------------------------------------
    Ross Berner
                   /s/ *                            Director                                 April 30, 1998
--------------------------------------------------
    Mark McKinney

*By:  /s/ Edward T. Sheehan
----------------------------
        Edward T. Sheehan,
        Attorney-in-fact